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Exhibit 11.0  Statement Regarding Computation Of Earnings Per Share
------------

                                                             (Unaudited)
                                         (In thousands, except share and per share amounts)

                                                             Three Months Ended                       Six Months Ended
                                                                June 30,2003                            June 30,2002
                                                                ------------                            ------------
                                                             2003           2002                      2003         2002
                                                             ----           ----                      ----         ----
Net income available to

   common shareholders                                 $       782     $       799              $     1,580   $     1,517
                                                       -----------     -----------              -----------   -----------

Total weighted average
   common shares outstanding                             1,471,263       1,446,226                1,460,457     1,443,332
                                                         ---------       ---------                ---------     ---------

Basic earnings per common share                        $       .53     $       .55              $      1.08   $      1.05
                                                       ===========     ===========              ===========   ===========

Total weighted average
   common shares outstanding                             1,471,263       1,446,226                1,460,457     1,443,332

Dilutive effect of stock options using
   the treasury stock method                                76,431          50,818                   70,028        43,598
                                                            ------          ------                   ------        ------

Total average common and common
   equivalent shares                                     1,547,694       1,497,044                1,530,485     1,486,930
                                                         ---------       ---------                ---------     ---------

Diluted earnings per common share                      $       .51     $       .53              $      1.03   $      1.02
                                                       ===========     ===========              ===========   ===========
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